Exhibit 99.1

FOR IMMEDIATE RELEASE

July 26, 2021

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2021 SECOND QUARTER FINANCIAL RESULTS, INCREASES 2021 FULL YEAR EARNINGS GUIDANCE AND ANNOUNCES $1 BILLION INCREASE TO STOCK REPURCHASE PROGRAM AUTHORIZATION

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2021 and 2020:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $325.0 million, or $3.79 per diluted share, during the second quarter of 2021, as compared to $251.9 million, or $2.95 per diluted share, during the second quarter of 2020. Net revenues increased 17.1% to $3.198 billion during the second quarter of 2021 as compared to $2.730 billion during the second quarter of 2020.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2021 was $322.3 million, or $3.76 per diluted share, as compared to $250.2 million, or $2.93 per diluted share, during the second quarter of 2020.

During 2021, we received approximately $189 million of additional funds from the federal government in connection with the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), substantially all of which was received during the first quarter of 2021. During the second quarter of 2021, we returned the $189 million to the appropriate government agencies utilizing a portion of our cash and cash equivalents held on deposit. Therefore, our results of operations for the three and six-month periods ended June 30, 2021 include no impact from the receipt of those funds.

Also, and as previously announced earlier this year, in March of 2021 we made an early repayment of $695 million of funds received during 2020 pursuant to the Medicare Accelerated and Advance Payment Program. These funds were returned to the government utilizing a portion of our cash and cash equivalents held on deposit.

Included in our reported and adjusted net income attributable to UHS during the three and six-month periods ended June 30, 2021 was a net favorable after-tax impact of approximately $29.8 million, or $.35 per diluted share, resulting from:

•

a favorable after-tax impact of $42.3 million, or $.49 per diluted share, resulting from $55.3 million of revenues recorded during the second quarter of 2021 in connection with the Kentucky Medicaid Managed Care Hospital Rate Increase Program, covering the period of July 1, 2020 to June 30, 2021, as discussed below in Kentucky Hospital Rate Increase Program;

•

an unfavorable after-tax impact of approximately $27.2 million, or $.32 per diluted share, resulting from a $36.0 million increase to our reserves for self-insured professional and general liability claims, as discussed below in Increase to Self-Insured Professional and General Liability Reserves, and;

•

an aggregate favorable after-tax impact of $14.6 million, or $.17 per diluted share, resulting from aggregate commercial insurance proceeds of $19.3 million received during the second quarter of 2021 in connection with the previously incurred, unfavorable economic impact from the following: (i) the previously disclosed information technology incident that occurred during 2020 ($10.0 million of insurance proceeds received representing partial recovery of the loss sustained), and; (ii) the COVID-19 pandemic ($9.3 million of insurance proceeds received representing recovery of the policy maximum).

Included in our reported and adjusted net income attributable to UHS during the three-month period ended June 30, 2020 was approximately $161.9 million, or $1.90 per diluted share, resulting from the recognition of approximately $218 million of net revenues recorded in connection with various governmental stimulus programs, most notably the CARES Act. Approximately $157 million of the governmental stimulus program net revenues were attributable to our acute care services and approximately $61 million were attributable to our behavioral health care services.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2021, was a net aggregate favorable after-tax impact of $2.7 million, or $.03 per diluted share, consisting of the following: (i) an after-tax unrealized gain of $1.6 million, or $.02 per diluted share, ($2.1 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a favorable after-tax impact of $1.2 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2020, was a net aggregate favorable after-tax impact of $1.7 million, or $.02 per diluted share, consisting of the following: (i) an after-tax unrealized gain of $2.2 million, or $.03 per diluted share, resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) an unfavorable after-tax impact of $0.5 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $581.8 million during the second quarter of 2021, as compared to $482.8 million during the second quarter of 2020. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $572.7 million during the second quarter of 2021 as compared to $479.7 million during the second quarter of 2020.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2021 and 2020:

Reported net income attributable to UHS was $534.1 million, or $6.22 per diluted share, during the six-month period ended June 30, 2021, as compared to $394.0 million, or $4.58 per diluted share, during the first six months of 2020. Net revenues increased 11.7% to $6.211 billion during the first six months of 2021 as compared to $5.559 billion during the comparable period of 2020.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the six-month period ended June 30, 2021 was $532.4 million, or $6.20 per diluted share, as compared to $400.4 million, or $4.65 per diluted share, during the first six months of 2020.

Included in our reported and adjusted net income attributable to UHS during the six-month period ended June 30, 2021, was the net favorable after-tax impact of approximately $29.8 million, or $.35 per diluted share, as discussed above.

Our reported and adjusted net income attributable to UHS during the six-month period ended June 30, 2020 included approximately $161.9 million, or $1.89 per diluted share, resulting from the above-mentioned recognition of approximately $218 million of net revenues recorded in connection with various governmental stimulus programs, most notably the CARES Act.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2021, was a net aggregate favorable after-tax impact of $1.7 million, or $.02 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $0.5 million, or $.01 per diluted share, resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a favorable after-tax impact of $2.2 million, or $.03 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2020, was a net aggregate unfavorable after-tax impact of $6.4 million, or $.07 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $5.1 million, or $.06 per diluted share, resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) an unfavorable after-tax impact of $1.3 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.008 billion during the six-month period ended June 30, 2021, as compared to $831.9 million during the first six months of 2020. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $999.8 million during the six-month period ended June 30, 2021, as compared to $838.3 million during the first six months of 2020.

Acute Care Services – Three and six-month periods ended June 30, 2021 and 2020:

During the second quarter of 2021, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 26.4% and adjusted patient days increased 21.6%, as compared to the second quarter of 2020. During the second quarter of 2021, patient volumes at our acute care hospitals, as compared to the same period of 2020, reflect robust recoveries from the COVID-19 pandemic-related restrictions and policies that negatively affected patient volumes during the second quarter of 2020.

At these facilities, excluding the governmental stimulus revenues of approximately $157 million recorded during the second quarter of 2020, net revenue per adjusted admission increased 5.1% while net revenue per adjusted patient day increased 9.3% during the second quarter of 2021, as compared to the second quarter of 2020.  During the second quarter of 2021, as compared to the second quarter of 2020, net revenues generated from our acute care services on a same facility basis increased 18.5% including the governmental stimulus revenues recorded during the second quarter of 2020, and increased 33.0% excluding the governmental stimulus revenues recorded during the second quarter of 2020.

During the six-month period ended June 30, 2021, at our acute care hospitals on a same facility basis, adjusted admissions increased 4.7% and adjusted patient days increased 9.3%, as compared to the first six months of 2020.  At these facilities, excluding the governmental stimulus revenues of approximately $157 million recorded during the first six months of 2020, net revenue per adjusted admission increased 15.7% while net revenue per adjusted patient day increased 10.8% during the first six months of 2021, as compared to the comparable period of 2020.  During the first six months of 2021, as compared to the comparable period of 2020, net revenues generated from our acute care services on a same facility basis increased 15.0% including the governmental stimulus revenues recorded during the first six months of 2020, and increased 21.5% excluding the governmental stimulus revenues recorded during the first six months of 2020.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2021 and 2020:

During the second quarter of 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 14.1% and adjusted patient days increased 7.4%, as compared to the second quarter of 2020. During the second quarter of 2021, patient volumes at our behavioral health care hospitals, as compared to the same period of 2020, reflect robust recoveries from the COVID-19 pandemic-related restrictions and policies that negatively affected patient volumes during the second quarter of 2020.

At these facilities, excluding the governmental stimulus revenues of approximately $61 million recorded during the second quarter of 2020, net revenue per adjusted admission increased 1.9% while net revenue per adjusted patient day increased 8.3% during the second quarter of 2021, as compared to the second quarter of 2020.  During the second quarter of 2021, as compared to the second quarter of 2020, net revenues generated from our behavioral health care services on a same facility basis increased 13.7% including the governmental stimulus revenues recorded during the second quarter of 2020, and increased 19.5% excluding the governmental stimulus revenues recorded during the second quarter of 2020.

During the six-month period ended June 30, 2021, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.8% and adjusted patient days increased 1.6%, as compared to the first six months of 2020. At these facilities, excluding the governmental stimulus revenues of approximately $61 million recorded during the first six months of 2020, net revenue per adjusted admission increased 4.9% while net revenue per adjusted patient day increased 7.2% during the first six months of 2021, as compared to the comparable period of 2020.  During the first six months of 2021, as compared to the comparable period of 2020, net revenues generated from our behavioral health care services on a same facility basis increased 7.2% including the governmental stimulus revenues recorded during the first six months of 2020, and increased 9.8% excluding the governmental stimulus revenues recorded during the first six months of 2020.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time. The COVID-19 vaccination process commenced during the first quarter of 2021 and we have generally experienced a decline in COVID-19 patients since that time as well as a corresponding recovery in non-COVID-19 patient activity. Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, developments related to the COVID-19 pandemic could materially affect our financial performance during the remainder of 2021.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the six months ended June 30, 2021, our net cash provided by operating activities was $119 million as compared to $1.451 billion during the first six months of 2020.  The $1.332 billion net decrease in our cash provided by operating activities during the first six months of 2021, as compared to the first six months of 2020, was due to: (i) an unfavorable change of $1.174 billion resulting primarily from the above-mentioned $695 million of Medicare accelerated payments repaid during the first quarter of 2021, as compared to a favorable change of $477 million experienced during the first six months of 2020 resulting from receipt of the Medicare accelerated payments and other deferred governmental stimulus grants; (ii) an unfavorable change of $167 million in accounts receivable; (iii) a favorable change of $151 million resulting from an increase in net income plus depreciation and amortization expense, stock-based compensation expense, gain/loss on sales of assets and businesses and provision for asset impairment, and; (iv) an unfavorable change of $143 million in accrued and deferred income taxes due, in part, to COVID-19 related deferrals granted in 2020 by the Federal government and those of certain states, which deferred income tax payments into the third quarter of 2020, that were originally scheduled to be remitted during the second quarter of 2020.

Liquidity:

As of June 30, 2021, we had $996 million of aggregate available borrowing capacity pursuant to our $1 billion revolving credit facility, net of outstanding letters of credit. In addition, as of June 30, 2021, we had approximately $199 million of cash and cash equivalents.

Revised 2021 Operating Results Forecasts:

Based upon the operating trends and financial results experienced during the first six months of 2021, as indicated on the Revised Forecast table below, we are increasing our guidance range for consolidated net revenues; earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2021. The tables below include our revised 2021 operating results forecasts for the year ended December 31, 2021, as well as our original 2021 operating results forecast which was previously disclosed on February 25, 2021.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2021		December 31, 2021
	Low	High	Low	High
Net revenues	$12.351 billion	$12.501 billion	$12.125 billion	$12.361 billion
Adjusted EBITDA, net of NCI	$1.883 billion	$1.961 billion	$1.738 billion	$1.849 billion
Adjusted EPS – diluted	$11.46 per share	$12.16 per share	$10.05 per share	$11.05 per share
•	Our revised 2021 forecasted net revenues are estimated to be approximately $12.351 billion to $12.502 billion, representing increases of 1.1% to 1.9% over our original 2021 forecasted net revenues.
•

Our revised 2021 forecasted Adjusted EBITDA, net of NCI, is estimated to be approximately $1.883 billion to $1.961 billion, representing increases of 6.1% to 8.4% over our original 2021 forecasted Adjusted EBITDA, net of NCI.

•

Our revised 2021 forecasted Adjusted EPS-diluted is estimated to be $11.46 per share to $12.16 per share, representing increases of 10.0% to 14.0% over our original 2021 forecasted Adjusted EPS-diluted.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020 and our

Form 10-Q for the quarter ended March 31, 2021. Please see the schedule of Supplemental Non-GAAP Disclosures - 2021 Revised Operating Results Forecast, as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

In addition, the 2021 revised forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, including the likelihood that our future operations and financial results may continue to be materially impacted by developments related to COVID-19, as discussed herein.

Stock Repurchase Program:

On July 26, 2021, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program, which increased the aggregate authorization to $3.7 billion from the previous $2.7 billion authorization approved in various increments since 2014.  Pursuant to this program, which including today’s increased authorization has a current aggregate available repurchase authorization of $1.210 billion, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In April, 2021, our Board of Directors approved a resumption to our stock repurchase program which had been suspended in April, 2020, as part of various COVID-19 initiatives.  In conjunction with our stock repurchase program, during the three-month period ended June 30, 2021, we have repurchased approximately 2.21 million shares at an aggregate cost of $350 million (approximately $158 per share). Since inception of the program in 2014 through June 30, 2021, we have repurchased approximately 20.23 million shares at an aggregate cost of approximately $2.49 billion (approximately $123 per share).

Kentucky Hospital Rate Increase Program:

In early 2021, the Centers for Medicare and Medicaid Services (“CMS”) approved the Kentucky Medicaid Managed Care Hospital Rate Increase Program (“HRIP”) for state fiscal year (”SFY”) 2021. The CMS approval increased the program’s statewide net benefit to eligible Kentucky hospitals to approximately $1.1 billion from the original approved pool size of $86 million. During the second quarter of 2021, Kentucky enacted legislation that authorizes increased HRIP payments to hospitals and CMS approved the applicable HRIP rate add-on amount for SFY 2021, which is retroactive to July 1, 2020.

This program change increased our reimbursement for SFY 2021, covering the period of July 1, 2020 through June 30, 2021, by an aggregate of approximately $55 million, which we recorded during the second quarter of 2021. Programs such as HRIP require an annual state submission and approval by CMS.  In May, 2021, Kentucky submitted a request to CMS in order to continue the HRIP program for SFY 2022 with a similar payment methodology and payment level as the SFY 2021 program. However, we are unable predict if CMS will approve the HRIP for SFY 2022, and if approved, if the rates will be generally comparable to the SFY 2021 HRIP rates.

Increase to Self-Insured Professional and General Liability Reserves:

Our estimated liability for self-insured professional and general liability claims is based on a number of factors including, among other things, the number of asserted claims and reported incidents, estimates of losses for these claims based on recent and historical settlement amounts, estimates of incurred but not reported claims based on historical experience, and estimates of amounts recoverable under our commercial insurance policies. As a result of unfavorable trends recently experienced, during the second quarter of 2021, we recorded a $36.0 million increase to our reserves for self-insured professional and general liability claims.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 27, 2021. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhs.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.6 billion during 2020. In 2021, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #270 on the Fortune 500; and ranked #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 89,000 employees and through its subsidiaries operates 26 acute care hospitals, 334 behavioral health facilities, 39 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 38 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2020 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but developments related to the COVID-19 pandemic could materially affect our financial performance during the remainder of 2021.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020, and our Report on Form 10-Q for the quarter ended March 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2021	2020	2021	2020
Net revenues	$3,197,880	2,729,754	$6,210,867	5,559,421

Operating charges:
Salaries, wages and benefits	1,487,935	1,308,010	2,985,708	2,740,679
Other operating expenses	769,810	625,747	1,479,518	1,315,537
Supplies expense	338,033	283,572	685,143	601,399
Depreciation and amortization	133,985	126,208	265,388	250,602
Lease and rental expense	29,149	28,186	60,473	56,479
	2,758,912	2,371,723	5,476,230	4,964,696

Income from operations	438,968	358,031	734,637	594,725
Interest expense, net	21,299	25,473	43,256	61,824
Other (income) expense, net	(9,129)	(3,100)	(8,294)	6,460
Income before income taxes	426,798	335,658	699,675	526,441
Provision for income taxes	101,522	79,154	165,329	125,477
Net income	325,276	256,504	534,346	400,964
Less: Net income attributable to noncontrolling interests	252	4,575	231	6,998
Net income attributable to UHS	$325,024	$251,929	$534,115	$393,966

Basic earnings per share attributable to UHS (a)	$3.85	$2.97	$6.31	$4.60

Diluted earnings per share attributable to UHS (a)	$3.79	$2.95	$6.22	$4.58

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2021	2020	2021	2020
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$325,024	$251,929	$534,115	$393,966
Less: Net income attributable to unvested restricted share grants	(661)	(824)	(1,213)	(1,197)
Net income attributable to UHS - basic and diluted	$324,363	$251,105	$532,902	$392,769

Weighted average number of common shares - basic	84,224	84,632	84,503	85,422

Basic earnings per share attributable to UHS:	$3.85	$2.97	$6.31	$4.60

Weighted average number of common shares	84,224	84,632	84,503	85,422
Add: Other share equivalents	1,400	427	1,207	335
Weighted average number of common shares and equiv. - diluted	85,624	85,059	85,710	85,757

Diluted earnings per share attributable to UHS:	$3.79	$2.95	$6.22	$4.58

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2021	revenues	June 30, 2020	revenues
Net income attributable to UHS	$325,024		$251,929
Depreciation and amortization	133,985		126,208
Interest expense, net	21,299		25,473
Provision for income taxes	101,522		79,154
EBITDA net of NCI	$581,830	18.2%	$482,764	17.7%

Other (income) expense, net	(9,129)		(3,100)
Adjusted EBITDA net of NCI	$572,701	17.9%	$479,664	17.6%

Net revenues	$3,197,880		$2,729,754

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2021		June 30, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$325,024	$3.79	$251,929	$2.95
Plus/minus after-tax adjustments:
Unrealized gain on available for sale marketable securities	(1,607)	(0.02)	(2,223)	(0.03)
Impact of ASU 2016-09	(1,120)	(0.01)	505	0.01
Subtotal adjustments	(2,727)	(0.03)	(1,718)	(0.02)
Adjusted net income attributable to UHS	$322,297	$3.76	$250,211	$2.93

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2021	revenues	June 30, 2020	revenues
Net income attributable to UHS	$534,115		$393,966
Depreciation and amortization	265,388		250,602
Interest expense, net	43,256		61,824
Provision for income taxes	165,329		125,477
EBITDA net of NCI	$1,008,088	16.2%	$831,869	15.0%

Other (income) expense, net	(8,294)		6,460
Adjusted EBITDA net of NCI	$999,794	16.1%	$838,329	15.1%

Net revenues	$6,210,867		$5,559,421

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2021		June 30, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$534,115	$6.22	$393,966	$4.58
Plus/minus after-tax adjustments:
Unrealized loss on available for sale marketable securities	530	0.01	5,127	0.06
Impact of ASU 2016-09	(2,199)	(0.03)	1,275	0.01
Subtotal adjustments	(1,669)	(0.02)	6,402	0.07
Adjusted net income attributable to UHS	$532,446	$6.20	$400,368	$4.65

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2021	2020	2021	2020
Net income	$325,276	$256,504	$534,346	$400,964
Other comprehensive income (loss):
Foreign currency translation adjustment	(3,717)	6,676	(14,063)	(32,525)
Other comprehensive income (loss) before tax	(3,717)	6,676	(14,063)	(32,525)
Income tax expense (benefit) related to items of other comprehensive income (loss)	(601)	898	(2,067)	(1,210)
Total other comprehensive income (loss), net of tax	(3,116)	5,778	(11,996)	(31,315)

Comprehensive income	322,160	262,282	522,350	369,649
Less: Comprehensive income attributable to noncontrolling interests	252	4,575	231	6,998
Comprehensive income attributable to UHS	$321,908	$257,707	$522,119	$362,651

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$199,017	$1,224,490
Accounts receivable, net	1,787,931	1,728,928
Supplies	195,141	190,417
Other current assets	183,216	138,034
Total current assets	2,365,305	3,281,869

Property and equipment	10,361,669	9,885,888
Less: accumulated depreciation	(4,731,772)	(4,512,764)
	5,629,897	5,373,124
Other assets:
Goodwill	3,903,266	3,882,715
Deferred income taxes	34,945	22,689
Right of use assets-operating leases	317,231	336,513
Deferred charges	4,865	4,985
Other	557,126	574,984
Total Assets	$12,812,635	$13,476,879

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$107,370	$331,998
Accounts payable and other liabilities	1,765,773	1,668,671
Medicare accelerated payments and deferred CARES Act and other grants	1,757	376,151
Operating lease liabilities	60,595	59,796
Federal and state taxes	33,315	44,423
Total current liabilities	1,968,810	2,481,039

Other noncurrent liabilities	522,007	458,549
Operating lease liabilities noncurrent	258,823	278,303
Medicare accelerated payments noncurrent	0	322,617
Long-term debt	3,486,222	3,524,253
Deferred income taxes	0	5,582

Redeemable noncontrolling interest	4,693	4,569

UHS common stockholders' equity	6,480,100	6,317,146
Noncontrolling interest	91,980	84,821
Total equity	6,572,080	6,401,967

Total Liabilities and Stockholders' Equity	$12,812,635	$13,476,879

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net income	$534,346	$400,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	265,388	250,602
(Gain) loss on sale of assets and businesses	(4,803)	2,161
Stock-based compensation expense	37,031	33,954
Provision for asset impairment	7,195	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(35,903)	131,294
Accrued interest	(1,459)	(2,191)
Accrued and deferred income taxes	(26,769)	116,707
Other working capital accounts	3,560	26,361
Medicare accelerated payments and deferred CARES Act and other grants	(697,011)	477,099
Other assets and deferred charges	(28,763)	5,095
Other	5,052	(7,659)
Accrued insurance expense, net of commercial premiums paid	104,079	81,016
Payments made in settlement of self-insurance claims	(42,495)	(64,034)
Net cash provided by operating activities	119,448	1,451,369
Cash Flows from Investing Activities:
Property and equipment additions	(482,211)	(354,610)
Proceeds received from sales of assets and businesses	21,143	6,440
Acquisition of businesses and property	0	(968)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	(21,487)	57,029
Increase in capital reserves of commercial insurance subsidiary	100	0
Costs incurred for purchase and implementation of information technology applications	(1,246)	(4,421)
Investment in, and advances to, joint venture and other	0	(285)
Net cash used in investing activities	(483,701)	(296,815)
Cash Flows from Financing Activities:
Reduction of long-term debt	(278,785)	(459,332)
Additional borrowings	6,578	5,453
Repurchase of common shares	(368,080)	(200,054)
Dividends paid	(33,844)	(17,344)
Issuance of common stock	6,442	5,852
Profit distributions to noncontrolling interests	(5,617)	(8,885)
Purchase of ownership interests by minority member	11,433	0
Net cash used in financing activities	(661,873)	(674,310)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	660	(1,639)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,025,466)	478,605
Cash, cash equivalents and restricted cash, beginning of period	1,279,154	105,667
Cash, cash equivalents and restricted cash, end of period	$253,688	$584,272
Supplemental Disclosures of Cash Flow Information:
Interest paid	$43,641	$61,082
Income taxes paid, net of refunds	$189,979	$14,394
Noncash purchases of property and equipment	$95,979	$80,031

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

				% Change
Same Facility:			% Change Quarter ended	6 months ended
			6/30/2021	6/30/2021
Acute Care Services
Revenues (a)			11.7%	11.7%
Revenues-excludes governmental stimulus revenues			-2.2%	-2.2%
Adjusted Admissions			-12.1%	-12.1%
Adjusted Patient Days			-0.7%	-0.7%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			26.3%	26.3%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			11.8%	11.8%

Behavioral Health Care Services
Revenues (b			0.9%	0.9%
Revenues-excludes governmental stimulus revenues			-1.3%	-1.3%
Adjusted Admissions			-4.9%	-4.9%
Adjusted Patient Days			-3.8%	-3.8%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			6.2%	6.2%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			4.9%	4.9%

(a) Includes governmental stimulus program revenues of $157 million recorded in the three and six-month periods ended June 30, 2020.
(b) Includes governmental stimulus program revenues of $61 million recorded in the three and six-month periods ended June 30, 2020.

UHS Consolidated	Second Quarter Ended		Six months ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Revenues	$3,197,880	$2,729,754	$6,210,867	$5,559,421
EBITDA net of NCI	$581,830	$482,764	$1,008,088	$831,869
EBITDA Margin net of NCI	18.2%	17.7%	16.2%	15.0%
Adjusted EBITDA net of NCI	$572,701	$479,664	$999,794	$838,329
Adjusted EBITDA Margin net of NCI	17.9%	17.6%	16.1%	15.1%

Cash Flow From Operations			$119,448	$1,451,369
Days Sales Outstanding			52	47
Capital Expenditures			$482,211	$354,610

Debt			$3,593,592	$3,532,025
UHS' Shareholders Equity			$6,480,100	$5,688,647
Debt / Total Capitalization			35.7%	38.3%
Debt / EBITDA net of NCI (1)			1.76	2.19
Debt / Adjusted EBITDA net of NCI (1)			1.78	2.07
Debt / Cash From Operations (1)			3.49	1.59
Net Debt / EBITDA net of NCI (1) (2)			1.72	1.83
Net Debt / Adjusted EBITDA net of NCI (1) (2)			1.73	1.73
Net Debt / Cash From Operations (1) (2)			3.40	1.33
(1) Latest 4 quarters
(2) Debt, net of approximately $97 million of short-term cash investments as of June 30, 2021 and $574 million as of June 30, 2020.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2021 and 2020

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,713,896	100.0%	$1,446,099	100.0%	$3,385,732	100.0%	2,943,222	100.0%
Operating charges:
Salaries, wages and benefits	691,019	40.3%	589,677	40.8%	1,397,830	41.3%	1,248,606	42.4%
Other operating expenses	412,111	24.0%	344,384	23.8%	805,318	23.8%	719,915	24.5%
Supplies expense	289,111	16.9%	233,419	16.1%	585,589	17.3%	497,949	16.9%
Depreciation and amortization	82,959	4.8%	78,440	5.4%	164,143	4.8%	156,368	5.3%
Lease and rental expense	18,046	1.1%	16,563	1.1%	38,158	1.1%	32,583	1.1%
Subtotal-operating expenses	1,493,246	87.1%	1,262,483	87.3%	2,991,038	88.3%	2,655,421	90.2%
Income from operations	220,650	12.9%	183,616	12.7%	394,694	11.7%	287,801	9.8%
Interest expense, net	248	0.0%	516	0.0%	494	0.0%	1,134	0.0%
Other (income) expense, net	-	-	-	-	-	-	-	-
Income before income taxes	$220,402	12.9%	$183,100	12.7%	$394,200	11.6%	$286,667	9.7%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,754,431	100.0%	$1,467,506	100.0%	$3,448,973	100.0%	2,988,555	100.0%
Operating charges:
Salaries, wages and benefits	691,880	39.4%	589,762	40.2%	1,399,098	40.6%	1,248,721	41.8%
Other operating expenses	453,063	25.8%	365,810	24.9%	869,070	25.2%	765,267	25.6%
Supplies expense	289,225	16.5%	233,419	15.9%	585,704	17.0%	497,949	16.7%
Depreciation and amortization	83,306	4.7%	78,440	5.3%	164,668	4.8%	156,368	5.2%
Lease and rental expense	18,046	1.0%	16,563	1.1%	38,158	1.1%	32,583	1.1%
Subtotal-operating expenses	1,535,520	87.5%	1,283,994	87.5%	3,056,698	88.6%	2,700,888	90.4%
Income from operations	218,911	12.5%	183,512	12.5%	392,275	11.4%	287,667	9.6%
Interest expense, net	248	0.0%	516	0.0%	494	0.0%	1,134	0.0%
Other (income) expense, net	-	-	-	-	-	-	-	-
Income before income taxes	$218,663	12.5%	$182,996	12.5%	$391,781	11.4%	$286,533	9.6%

(a) Includes $157 million of CARES Act and other grant revenues in each of the three and six-months periods ended June 30, 2020.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2021 and 2020

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,409,556	100.0%	1,239,959	100.0%	$2,701,598	100.0%	2,521,011	100.0%
Operating charges:
Salaries, wages and benefits	710,239	50.4%	648,124	52.3%	1,411,806	52.3%	1,338,499	53.1%
Other operating expenses	262,836	18.6%	221,496	17.9%	508,209	18.8%	463,862	18.4%
Supplies expense	49,352	3.5%	50,394	4.1%	100,098	3.7%	101,955	4.0%
Depreciation and amortization	45,826	3.3%	43,243	3.5%	91,128	3.4%	85,958	3.4%
Lease and rental expense	9,754	0.7%	10,436	0.8%	21,028	0.8%	21,456	0.9%
Subtotal-operating expenses	1,078,007	76.5%	973,693	78.5%	2,132,269	78.9%	2,011,730	79.8%
Income from operations	331,549	23.5%	266,266	21.5%	569,329	21.1%	509,281	20.2%
Interest expense, net	340	0.0%	361	0.0%	678	0.0%	725	0.0%
Other (income) expense, net	(5)	(0.0)%	922	0.1%	408	0.0%	1,811	0.1%
Income before income taxes	$331,214	23.5%	$264,983	21.4%	$568,243	21.0%	$506,745	20.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,431,497	100.0%	1,259,123	100.0%	$2,746,834	100.0%	2,565,232	100.0%
Operating charges:
Salaries, wages and benefits	713,623	49.9%	649,376	51.6%	1,417,598	51.6%	1,342,648	52.3%
Other operating expenses	285,689	20.0%	245,045	19.5%	554,986	20.2%	511,227	19.9%
Supplies expense	49,552	3.5%	50,363	4.0%	100,561	3.7%	102,002	4.0%
Depreciation and amortization	47,183	3.3%	45,038	3.6%	93,665	3.4%	88,927	3.5%
Lease and rental expense	9,685	0.7%	11,259	0.9%	21,368	0.8%	23,417	0.9%
Subtotal-operating expenses	1,105,732	77.2%	1,001,081	79.5%	2,188,178	79.7%	2,068,221	80.6%
Income from operations	325,765	22.8%	258,042	20.5%	558,656	20.3%	497,011	19.4%
Interest expense, net	1,193	0.1%	354	0.0%	2,346	0.1%	751	0.0%
Other (income) expense, net	(5)	(0.0)%	922	0.1%	408	0.0%	1,811	0.1%
Income before income taxes	$324,577	22.7%	$256,766	20.4%	$555,902	20.2%	$494,449	19.3%

(a) Includes $61 million of CARES Act and other grant revenues in each of the three and six-months periods ended June 30, 2020.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
June 30, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/21	06/30/20	% change	06/30/21	06/30/20	% change

Hospitals owned and leased	26	26	0.0%	334	330	1.2%
Average licensed beds	6,511	6,451	0.9%	24,161	23,573	2.5%
Average available beds	6,339	6,279	1.0%	24,056	23,470	2.5%
Patient days	362,325	317,359	14.2%	1,564,902	1,464,601	6.8%
Average daily census	3,981.6	3,487.4	14.2%	17,009.8	16,094.5	5.7%
Occupancy-licensed beds	61.2%	54.1%	13.1%	70.4%	68.3%	3.1%
Occupancy-available beds	62.8%	55.5%	13.1%	70.7%	68.6%	3.1%
Admissions	76,221	64,208	18.7%	117,018	102,770	13.9%
Length of stay	4.8	4.9	-3.8%	13.4	14.3	-6.0%

Inpatient revenue	$8,662,335	$6,736,777	28.6%	$2,527,776	$2,285,359	10.6%
Outpatient revenue	5,357,888	3,394,680	57.8%	266,328	216,174	23.2%
Total patient revenue	14,020,223	10,131,457	38.4%	2,794,104	2,501,533	11.7%
Other revenue	167,899	269,749	-37.8%	70,929	113,717	-37.6%
Gross hospital revenue	14,188,122	10,401,206	36.4%	2,865,033	2,615,250	9.6%
Total deductions	12,433,691	8,933,700	39.2%	1,433,536	1,356,127	5.7%
Net hospital revenue	$1,754,431	$1,467,506	19.6%	$1,431,497	$1,259,123	13.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/21	06/30/20	% change	06/30/21	06/30/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,511	6,451	0.9%	23,731	23,410	1.4%
Average available beds	6,339	6,279	1.0%	23,626	23,307	1.4%
Patient days	362,325	317,359	14.2%	1,553,416	1,458,430	6.5%
Average daily census	3,981.6	3,487.4	14.2%	17,070.5	16,026.7	6.5%
Occupancy-licensed beds	61.2%	54.1%	13.1%	71.9%	68.5%	5.1%
Occupancy-available beds	62.8%	55.5%	13.1%	72.3%	68.8%	5.1%
Admissions	76,221	64,208	18.7%	115,694	102,226	13.2%
Length of stay	4.8	4.9	-3.8%	13.4	14.3	-5.9%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/21	06/30/20	% change	06/30/21	06/30/20	% change

Hospitals owned and leased	26	26	0.0%	334	330	1.2%
Average licensed beds	6,513	6,451	1.0%	24,089	23,604	2.1%
Average available beds	6,341	6,279	1.0%	23,987	23,501	2.1%
Patient days	754,719	687,872	9.7%	3,099,064	3,057,212	1.4%
Average daily census	4,169.7	3,779.5	10.3%	17,121.9	16,797.9	1.9%
Occupancy-licensed beds	64.0%	58.6%	9.3%	71.1%	71.2%	-0.1%
Occupancy-available beds	65.8%	60.2%	9.2%	71.4%	71.5%	-0.1%
Admissions	149,145	141,976	5.0%	232,426	223,787	3.9%
Length of stay	5.1	4.8	4.4%	13.3	13.7	-2.4%

Inpatient revenue	$17,781,519	$14,558,249	22.1%	$5,001,341	$4,810,898	4.0%
Outpatient revenue	9,938,608	8,076,421	23.1%	513,092	475,913	7.8%
Total patient revenue	27,720,127	22,634,670	22.5%	5,514,433	5,286,811	4.3%
Other revenue	311,164	386,027	-19.4%	133,137	170,107	-21.7%
Gross hospital revenue	28,031,291	23,020,697	21.8%	5,647,570	5,456,918	3.5%
Total deductions	24,582,318	20,032,142	22.7%	2,900,736	2,891,686	0.3%
Net hospital revenue	$3,448,973	$2,988,555	15.4%	$2,746,834	$2,565,232	7.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/21	06/30/20	% change	06/30/21	06/30/20	% change

Hospitals owned and leased	26	26	0.0%	330	330	0.0%
Average licensed beds	6,513	6,451	1.0%	23,710	23,404	1.3%
Average available beds	6,341	6,279	1.0%	23,608	23,301	1.3%
Patient days	754,719	687,872	9.7%	3,079,136	3,040,874	1.3%
Average daily census	4,169.7	3,779.5	10.3%	17,011.8	16,708.1	1.8%
Occupancy-licensed beds	64.0%	58.6%	9.3%	71.7%	71.4%	0.5%
Occupancy-available beds	65.8%	60.2%	9.2%	72.1%	71.7%	0.5%
Admissions	149,145	141,976	5.0%	230,120	222,308	3.5%
Length of stay	5.1	4.8	4.4%	13.4	13.7	-2.2%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
Revised 2021 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2021
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$12,351,000		$12,501,000

Adjusted net income attributable to UHS (a)	$971,099		$1,030,488
Depreciation and amortization	533,228		533,228
Interest expense	91,615		91,615
Other (income) expense, net	(12,952)		(12,952)
Provision for income taxes	300,254		318,865
Adjusted EBITDA net of NCI (b)	$1,883,244	15.2%	$1,961,244	15.7%

Adjusted net income attributable to UHS, per diluted share (a)	$11.46		$12.16

Shares used in computing diluted earnings per share	84,533		84,533

(a) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures.  The 2021 revised forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, including the liklihood that our future operations and financial results may continue to be materially impacted by developments related to COVID-19, as discussed herein.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020, and our Report on Form 10-Q for the quarter ended March 31, 2021.